Exhibit 10.6

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, restated, modified or supplemented and in effect from time to time, this “Agreement”) is executed as of December 10, 2018 (the “Closing Date”), by and between PRESBIA PLC, a company incorporated in Ireland (registered no. 539137 ), whose registered office is at Riverside One, Sir John Rogerson’s Quay, Dublin 2, Ireland (“Pledgor”), and RICHARD RESSLER, as the lender (together with any successors, “Lender”).

RECITALS

A.This Agreement is entered into in connection with that certain Secured Promissory Note, dated the date hereof (as amended, restated or supplemented from time to time, the “Loan Agreement”), made by PRESBIA USA, INC., a Delaware corporation (the “Borrower”) in favor of Lender, pursuant to which Lender has agreed to make certain advances (the “Loans”) thereunder to Borrower on the terms and subject to the conditions set forth therein.

B.Pledgor is the sole owner, directly or indirectly, of 100% of the issued and outstanding common stock of the Pledged Issuer (as defined below).

C.Pledgor has agreed to enter into a Guaranty on or about the date of this Agreement to guarantee all of the obligations of the Borrower under the Loan Agreement and the other Loan Documents (the “Guaranty”) and to grant to Lender a security interest in, and pledge and assign to Lender, the Collateral described herein, to secure the payment and performance of the obligations under the Guaranty (the “Obligations”) when due.

D.The members of the board of managers, board of directors or other applicable governing body of Pledgor have determined that Pledgor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit Pledgor, directly or indirectly, and are in the best interest of Pledgor.

E.It is expressly understood between Pledgor and Lender that the execution and delivery of this Agreement is a condition precedent to Lender’s obligations to extend credit under the Loan Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Certain Definitions.

CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS AGREEMENT HAVE THE MEANINGS GIVEN THEM IN THE LOAN AGREEMENT OR IN THE UCC.  If the definition given a term in the Loan Agreement conflicts with the definition given that term in the UCC, the Loan Agreement definition shall control to the extent allowed by Law.  Terms used in this Agreement which are not capitalized but which are defined in the UCC shall have the meanings given them in the UCC.  If the definition given a term in Article 9 of the UCC conflicts with the definition given that term in any other article of the UCC, the Article 9 definition shall control.  As used in this Agreement:

“Collateral” is defined in Section 3.

“Event of Default” means an “Event of Default” under and as defined in the Loan Agreement.

“Equity Power” means a stock power or equity power, as applicable, substantially in the form of Annex A to this Agreement, executed and delivered by Pledgor to Lender pursuant to the terms of this Agreement.

.

“Equity Securities” means, with respect to any Person (other than an individual):

(a)all of such Person’s issued and outstanding capital stock (including but not limited to common stock and preferred stock), partnership interests, membership interests, equity interests, profits interests, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or other equity or profits interests of such Person;

(b)all of the (i) securities convertible into or exchangeable for shares of capital stock, partnership interests, membership interests, equity interests or profits interests of such Person, and (ii) warrants, rights or options for the purchase or acquisition from such Person of any such shares or interests; and

(c)all of the other equity or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Fraudulent Conveyance” is defined in Section 5 of this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and includes a private mediation or arbitration board or panel.

“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, and the terms of any license or permit issued by any Governmental Authority.

“Loan Document” means the “Transaction Documents” as defined in the Loan Agreement.

“Obligor” is defined in Section 11(b).

“Payment in Full” and “Paid in Full” means, with respect to the Obligations, that (a) all Loans and accrued interest under the Loans and all other Obligations which are guaranteed pursuant to the Guaranty have been repaid in full in cash and no Loan or other such Obligation remains outstanding (except, in each case, for (i) any provisions thereof, such as indemnification provisions, which by their terms survive termination and (ii) unasserted contingent Obligations and other contingent Obligations not then due and owing); provided that no such payment of the principal of or interest on any Loan or any other amount guaranteed under the Guaranty has been rescinded or is required to be restored or returned in connection with the insolvency, bankruptcy or reorganization of Pledgor or otherwise, and (b) any and all other commitments by Lender under the Loan Agreement and any other Obligation guaranteed by the Guaranty have been terminated or expired.

“Person” means any natural person, sole proprietorship, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, Governmental Authority or other entity or organization.

“Pledged Interests” is defined in Section 3(a).

“Pledged Issuer” means individually, and “Pledged Issuers” means collectively, each of the “Pledged Issuers” set forth on Schedule 1.

“Schedule 1” means Schedule 1 attached to this Agreement, as amended, restated or supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Security Interest” means the security interests granted and the transfers, pledges and collateral assignments made under Section 3 of this Agreement.

“Tax Code” means the Internal Revenue Code of 1986, as amended, and related rules and regulations.

“UCC” means (a) generally, and with respect to the definitions above, the Uniform Commercial Code, as adopted in California, as amended from time to time, and (b) with respect to rights in states other than California, the Uniform Commercial Code as enacted in the applicable state, as amended from time to time.

“Voting Rights Election” is defined in Section 11(d).

Loan Agreement.

This Agreement is being executed and delivered pursuant to the terms and conditions of the Loan Agreement and the other Loan Documents.

Security Interest.

In order to secure the full and complete payment and performance of the Obligations when due, Pledgor hereby grants to Lender a continuing security interest in, and pledges and collaterally assigns to Lender, all of its rights, title and interest in and to the following (collectively, the “Collateral”):

(a)the Equity Securities of the Pledged Issuers described in Schedule 1 (the “Pledged Interests”), whether or not evidenced or represented by any stock certificate, unit certificate, certificated security or other instrument, the certificates representing the Pledged Interests (if any), all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other equity dividends and any distributions in connection with a stock or other equity split) from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests;

(b)all investment property, financial assets, securities, capital stock, other equity interests, stock options and commodity contracts of such Pledgor in respect of the foregoing, and all other assets now or hereafter received or receivable with respect to the foregoing;

(c)all security entitlements of such Pledgor in any and all of the foregoing; and

(d)all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

No Assumption or Modification.

The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligations when due, and is given as security only.  Lender does not assume and shall not be liable for Pledgor’s liabilities, duties, or obligations under or in connection with the Collateral.  Neither Lender’s acceptance of this Agreement nor its taking any action in carrying out this Agreement shall constitute Lender’s approval of the Collateral or Lender’s assumption of any obligation under or in connection with the Collateral.  This Agreement does not affect or modify Pledgor’s obligations with respect to the Collateral.

Fraudulent Conveyance.

Notwithstanding anything contained in this Agreement to the contrary, Pledgor agrees that if, but for the application of this Section 5, the Obligations or any Security Interest would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer Law or similar Law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligations and each affected Security Interest will be enforceable against Pledgor to the maximum extent possible without causing the Obligations or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 5.

Representations and Warranties.

Pledgor hereby represents and warrants to Lender, as of the date hereof, as follows:

(a)The execution, delivery and performance by Pledgor of this Agreement and Pledgor’s performance of its obligations under this Agreement (i) are within its corporate, company or partnership power, (ii) have been duly authorized by all necessary corporate, company or partnership action, and no other corporate, company or partnership action on the part of Pledgor is necessary to authorize this Agreement, (iii) do not require action by, or filing with, any Governmental Authority or any action by any other Person (other than any action taken or filing made on or before the Closing Date), except where a failure to obtain such approval could not reasonably be expected to result in a material adverse effect on its business, assets or financial condition, (iv) do not violate any provision of Pledgor’s organizational documents, (v) do not violate any material provision of Law or any order of any Governmental Authority, in each case applicable to Pledgor, (vi) do not materially violate, or constitute a material breach of, any material agreements to which it is a party, and (vii) will not result in the creation or imposition of any Lien on any asset of Pledgor other than Liens in favor of Lender.

(b)This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid, and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law), and except to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

(c)Pledgor has received and will receive the benefits of the Loans, and such benefits constitute good and valuable consideration for the Security Interest.

(d)The Pledged Interests are duly authorized, validly issued, fully paid and non-assessable, and transfer thereof is not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws.

(e)Pledgor owns the Collateral set forth on Schedule 1 free and clear of all Liens except for the Liens created hereunder.

(f)The information contained on Schedule 1 is a true, accurate and complete description of all Equity Securities that are held by Pledgor.

Covenants.

Pledgor shall:

(a)Promptly notify Lender of any material change in any fact or circumstances represented or warranted by Pledgor with respect to any of the Collateral.

(b)Promptly notify Lender of any claim, action or proceeding challenging the Security Interest or adversely affecting title to all or any portion of the Collateral and, at the request of Lender, appear in and defend, at Pledgor’s expense, any such action or proceeding.

(c)Not sell, assign or otherwise dispose of any Collateral, except as may be permitted in the Loan Agreement.

(d)Not create, incur or suffer to exist any other Lien upon any of the Collateral.

(e)At Pledgor’s expense and Lender’s reasonable request, file or cause to be filed such applications and take such other actions to obtain the consent or approval of any Governmental Authority to Lender’s rights hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such Governmental Authority.

(f)From time to time promptly execute and deliver to Lender all such other Equity Powers, assignments, certificates, supplemental documents, and financing statements (if appropriate) and amendments thereto, and do all other acts or things as Lender may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Security Interest.

(g)Pledgor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then Pledgor shall cause the applicable Pledged Issuer with respect to such Pledged Interests to record such pledge on the equityholder register or the books of the issuer and, upon Lender’s request, shall cause such Pledged Issuer to execute and deliver to Lender an acknowledgment of the pledge of such Pledged Interests in a form reasonably satisfactory to Lender.

Default; Remedies.

Should an Event of Default occur and be continuing, Lender may, at its election, exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, exercising any or all Equity Powers delivered to Lender with respect to the Pledged Interests or applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Pledgor hereby consents to any such appointment).

Notice.

Should an Event of Default occur and be continuing and Lender elects to exercise its right to sell any of the Collateral, reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other person entitled to notice under the UCC; provided, that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind.  It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable for the purposes of this Section 9.

Sales of Securities.

Pledgor recognizes that Lender may deem it impracticable to effect a public sale of all or any part of the Pledged Interests or any other securities constituting Collateral.  Lender is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Lender to render such sale exempt from the registration requirements of the Securities Act, and any applicable state securities laws, and no sale so made in good faith by Lender shall be deemed not to be “commercially reasonable” because so made.  Lender may make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Lender shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.  Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Los Angeles, California (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Lender may, in such event, bid for the purchase of such securities.

11.Other Rights of Agent.

(a)Performance.  In the event Pledgor shall fail to perform any of its obligations hereunder with respect to the Collateral, then Lender may, at its option, but without being required to do so, take such action which Pledgor is required, but has failed or refused, to take.

(b)Collection.  Upon notice from Lender, each Person obligated with respect to any of the Collateral, whether as an issuer, account debtor or otherwise (an “Obligor”) is hereby authorized and directed by Pledgor to make payments on any of the Collateral (including, without limitation, dividends and other distributions) directly to Lender, regardless of whether Pledgor was previously making collections thereon.  Subject to Section 11(e) hereof, until such notice is given, Pledgor is authorized to retain and expend all payments made on Collateral.  Lender shall have the right in its own name or in the name of Pledgor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Lender may determine; to demand, collect, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Pledgor on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into the possession of Lender; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Agreement.  If any Obligor fails or refuses to make payment on any Collateral when due, Lender is authorized, in its sole reasonable discretion, either in its own name or in the name of Pledgor, to take such action as Lender shall deem appropriate for the collection of any such amounts.  The foregoing rights granted to Lender under this Section 11(b) may only be exercised when an Event of Default has occurred and is continuing.  Regardless of any other provision hereof, Lender shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall Lender be under any duty whatsoever to anyone except Pledgor to account for funds that Lender shall actually receive hereunder.  Without limiting the generality of the foregoing, Lender shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Pledgor with respect to any of such matters (irrespective of whether Lender actually has, or may be deemed to have, knowledge thereof).

(c)Record Ownership of Securities.  When an Event of Default has occurred and is continuing, Lender at any time may have the Collateral registered in its name, or in the name of its nominee or nominees, as pledgee, and be admitted as an equity owner of the Pledged Issuers, with all attendant rights thereto, without the taking of any further action by any Person, all notwithstanding any provision or requirement to the contrary in any such Pledged Issuer’s governing documents.  Pledgor shall execute and deliver to Lender all such proxies, powers of attorney, dividend coupons or orders and other documents as Lender may reasonably request for the purpose of enabling Lender to exercise the voting rights and powers which it is entitled to exercise hereunder and to receive the dividends and other payments which it is authorized to receive and retain hereunder.  Nothing in this Agreement shall prohibit the issuance of cash dividends by any Pledged Issuer if such distribution is permitted under the Loan Agreement.

(d)Voting of Securities.  So long as no Event of Default has occurred and is continuing, and during the continuance of an Event of Default until Lender shall have delivered to Pledgor a written notice stating that an Event of Default has occurred and is continuing under the Loan Agreement and Lender elects to exercise sole control of the voting rights under the Collateral (a “Voting Rights Election”), Pledgor shall be entitled to exercise all rights attached to or pertaining to the Collateral including the voting rights.  After the occurrence and during the continuance of an Event of Default, effective immediately upon delivery of a Voting Rights Election by Lender to Pledgor, the right to vote the Collateral shall be vested exclusively in Lender.  To this end, Pledgor irrevocably appoints Lender the proxy and attorney-in-fact of Pledgor, with full power of substitution, to vote and to act with respect to the Collateral and to exercise any and all other rights which Pledgor may have as a shareholder or other equityholder in any Pledged Issuer subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing and Agent shall have delivered a Voting Rights Election to Pledgor.  The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

(e)Certain Proceeds.  Any and all equity dividends or distributions in property made on or in respect of the Collateral, and any proceeds of the Collateral, whether such dividends, distributions, or proceeds result from a subdivision, combination or reclassification of the Equity Securities of any Person or as a result of any merger, consolidation, acquisition or other exchange of assets to which Pledgor or Pledged Issuer may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Pledgor, be held in trust for the benefit of Lender, and shall forthwith be delivered to Lender (accompanied by proper instruments of assignment and/or Equity Powers executed by Pledgor in accordance with Lender’s instructions) to be held subject to the terms hereof.  Prior to the occurrence and continuation of an Event of Default, any cash proceeds of Collateral which come into the possession of Lender may, at Pledgor’s option, be applied in whole or in part to the Obligation, or be released in whole or in part to or on the written instructions of Pledgor for any general or specific purpose not in violation of the Loan Agreement, or be retained in whole or in part by Lender as additional Collateral.  Upon the occurrence and during the continuance of an Event of Default, any cash proceeds of Collateral shall be applied to the Obligations.

(f)Financing Statements.  Pledgor hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) (A) indicate the Collateral as “the Collateral described in the Pledge Agreement,” (B) describe the Collateral in terms similar to those used in Section 3, or (C) otherwise describe the Collateral as being of an equal or lesser scope or with greater detail, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment.  Pledgor further ratifies and affirms its authorization for any financing statements and/or amendments thereto that Lender has filed in any jurisdiction prior to the date of this Agreement with respect to the Collateral.

Jury Waiver; Venue and Service of Process.

EACH OF PLEDGOR AND LENDER hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between PLEDGOR AND LENDER arising out of or in any way related to this Agreement, or any relationship between PLEDGOR AND LENDER.  Each party to THIS AGREEMENT, in each case for itself, its successors and assigns, (a) irrevocably submits and consents to the exclusive jurisdiction of the state and federal courts of the state of California SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN (and of the appropriate appellate courts therefrom), (b) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with thIS AGREEMENT brought in the district court of Los Angeles county, California, or in the United States District Court for the central District of california, (c) irrevocably waives any claims that any litigation brought in any of the aforementioned courts has been brought in an inconvenient forum, (d) irrevocably consents to the service of process out of any of those courts in any Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, by hand-delivery, or by delivery by a nationally recognized courier service, and service shall be deemed complete upon delivery of the legal process at its address set out in thE LOAN Agreement, and (e) irrevocably agrees that any legal proceeding against any party to THIS AGREEMENT arising out of or in connection with THIS AGREEMENT may be brought in one of the aforementioned courts.  The scope of each of the foregoing consents and waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  PLEDGOR acknowledges that these consents and waivers are a material inducement to Lender’S agreement to enter into a business relationship, that LENDER HAS already relied on these consents and waivers in entering into this Agreement, and that LENDER will continue to rely on each of these consents and waivers in related future dealings.

13.Miscellaneous.

(a)Term.  Upon Payment in Full without Lender having exercised its rights under this Agreement, this Agreement shall terminate.

(b)Limitation.  Neither this Agreement nor any covenants, agreements, security, liabilities, undertakings, representations, warranties or acknowledgements of the Pledgor contained in this Agreement shall be deemed to have been undertaken or incurred to the extent that they would constitute unlawful financial assistance within the meaning of section 82 of the Companies Act or a breach of section 239 of the Companies Act or any equivalent or applicable provisions under the laws of Ireland or any other relevant jurisdiction.

(c)Notice.  Any notice or communication required or permitted under this Agreement must be given as prescribed in the Loan Agreement.

(d)Governing Law.  This Agreement is to be construed, and its performance enforced, under California law without regard to conflict of law principles.

(e)Multiple Counterparts and Facsimile Signatures.  This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Agreement may be transmitted and signed by electronic mail and facsimile, and (.pdf) and facsimile copies of manually-signed originals shall have the same effect as manually-signed originals and shall be binding on Pledgor and Lender.

(f)Binding Effect; Survival.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.  Unless otherwise provided, all covenants, agreements, indemnities, representations and warranties made in this Agreement survive and continue in effect until the Obligations have been Paid in Full.

(g)Amendments.  This Agreement may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Lender and Pledgor.

(h)Judicial Reference.  The parties agree that any dispute or controversy arising out of or relating to this Guaranty, or to the interpretation, performance, or breach thereof, shall be heard and decided exclusively by means of a reference pursuant to Section 638 et seq. of the Code of Civil Procedure of the State of California. Such reference shall be made to a retired judge of the Superior Court of the State of California (the “Referee”) who shall hear such dispute or controversy until the final determination thereof pursuant to Article VI, Section 21, of the California Constitution, Section 638 et seq. of the California Code of Civil Procedure, and Rule 244(a) of the California Rules of Court. The term “Referee” as used herein is intended to refer to and include the term “Temporary Judge” as used in the said provisions of the California Constitution and the California Rules of Court.  The Referee shall be selected by mutual agreement of the parties from the list of retired judges maintained by the Superior Court of the State of California for the County of Los Angeles. If the parties are unable to agree upon a retired judge to serve as the Referee, then upon petition by either party to the presiding judge of the Superior Court of the State of

California for the County of Los Angeles (or such other judge as the presiding judge may designate for such purpose), such judge shall in his or her sole discretion select the particular retired judge who shall serve as the Referee. The cost of the Referee shall initially be divided equally between the parties, it being understood and agreed that, upon judgment, the prevailing party shall be entitled to reimbursement from the other party of all costs of litigation, including the cost of the Referee.

(i)Entirety.  THIS AGREEMENT, THE LOAN AGREEMENT AND THE Loan Documents REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the following page(s)]

IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement as of the date first written above.

LENDER:
/s/ Richard Ressler
RICHARD RESSLER

[Signature Page to Pledge Agreement]

PLEDGOR:
Given under the common seal of PRESBIA PLC and delivered as a deed
/s/ Mark Yung
Name: Mark Yung
Title: Chief Executive Officer
/s/ Richard Fogarty
Name: Richard Fogarty
Title: Chief Accounting Officer

[Signature Page to Pledge Agreement]

SCHEDULE 1

Pledged Interests

Pledgor	Pledged Issuer	Pledged Interests	Certificate Number

Presbia PLC	Presbia USA, Inc.	2,000 shares of common stock (which represent 100% of the issued and outstanding common stock of Presbia USA, Inc.)

Schedule 1

ANNEX A

TO

PLEDGE AGREEMENT

FORM OF EQUITY POWER

(See attached.)

EQUITY POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto _______________________________, ____________________ shares of common stock of Presbia USA, Inc. a Delaware corporation (the “Company”), evidenced by Certificate No. ____ and registered in its name on the books of the Company, and does hereby irrevocably constitute and appoint ____________________________ as its attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated: _______________ ____, ______

PRESBIA PLC
By:	/s/ Mark Yung
Name:	Mark Yung
Title:	Chief Executive Officer